Exhibit 99.1

Vehicle Care Division, a component of Ecolab Inc.

Combined Financial Statements

as of September 30, 2012 and

for the nine months ended September 30, 2012

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Ecolab Inc.:

In our opinion, the accompanying combined balance sheet and the related combined statement of operations, comprehensive income, cash flows, and changes in the net investment in parent present fairly, in all material respects, the financial position of Vehicle Care, a component of Ecolab Inc. (as described in Note 1), at September 30, 2012, and the results of its operations and its cash flows for the nine months then ended in conformity with accounting principles generally accepted in the United States of America.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

As described in Note 2, the combined financial statements have been derived from the accounting records of Ecolab Inc.  The combined financial statements include expense allocations for the corporate and other functions provided by Ecolab Inc.  These allocations may not be indicative of the actual expense that would have been incurred had the Company operated as a separate entity apart from Ecolab Inc.  See Note 9 to the combined financial statements for a summary of transactions with Ecolab Inc. and other related parties.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
January 30, 2013
Minneapolis, MN

Vehicle Care Division

Combined Balance Sheet

September 30, 2012

(Thousands of U.S. dollars unless otherwise indicated)

As of September 30, 2012

ASSETS
Current assets
Accounts receivable, net	$8,707
Inventories	2,197
Prepaid expenses and other current assets	448
Total current assets	11,352

Property, plant and equipment, net	3,079
Goodwill	17,144
Other intangible assets, net	8,274
Deferred income taxes	549
Total assets	$40,398

LIABIILITIES AND NET INVESTMENT OF PARENT
Current liabilities
Accounts payable	$3,110
Compensation and benefits	1,447
Other current liabilities	2,309
Total current liabilities	6,866

Deferred tax liability	4,968
Total liabilities	11,834

Net investment of Parent	28,564
Total liabilities and net investment of Parent	$40,398

The accompanying notes are an integral part of these Combined Financial Statements.

Vehicle Care Division

Combined Statement of Operations

September 30, 2012

(Thousands of U.S. dollars unless otherwise indicated)

Nine months ended September 30, 2012

Net sales	$50,803
Operating expenses
Cost of sales (of which $4,580 are related party transactions)	24,841
Selling, general and administrative expenses (of which $3,015 are related party transactions)	19,458
Operating income	6,504
Other expense	21
Income before taxes	6,483
Provision for income taxes	2,153
Net income	$4,330

The accompanying notes are an integral part of these Combined Financial Statements.

Vehicle Care Division

Combined Statement of Comprehensive Income

For the nine months ended September 30, 2012

(Thousands of U.S. dollars unless otherwise indicated)

Nine months ended September 30, 2012

Net income	$4,330
Other comprehensive income, net of tax Foreign currency translation adjustments	50
Total comprehensive income	$4,380

The accompanying notes are an integral part of these Combined Financial Statements.

Vehicle Care Division

Combined Statement of Cash Flows

For the nine months ended September 30, 2012

(Thousands of U.S. dollars unless otherwise indicated)

Nine months ended September 30, 2012

OPERATING ACTIVITIES
Net income	$4,330
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,300
Deferred income taxes	592
Changes in operating assets and liabilities:
Accounts receivable	(321)
Inventories	87
Other assets	12
Accounts payable	1,017
Other liabilities	(236)
Net cash provided by operating activities	6,781
INVESTING ACTIVITIES
Capital expenditures	(1,709)
Net cash used in investing activities	(1,709)
FINANCING ACTIVITIES
Net transfer to Parent	(5,072)
Net cash used in financing activities	(5,072)
Increase in cash and cash equivalents	—

Cash and cash equivalents
Beginning of year	—
End of year	$—

The accompanying notes are an integral part of these Combined Financial Statements.

Vehicle Care Division

Combined Statement of Changes in the Net Investment of Parent

For the nine months ended September 30, 2012

(Thousands of U.S. dollars unless otherwise indicated)

Net Investment of Parent

December 31, 2011	$29,256
Net transfer to Parent	(5,072)
Other comprehensive income	50
Net income	4,330
September 30, 2012	$28,564

The accompanying notes are an integral part of these Combined Financial Statements.

Vehicle Care Division

Notes to Combined Financial Statements

For the nine months ended September 30, 2012

(Thousands of U.S. dollars unless otherwise indicated)

1.              Nature of Business

Vehicle Care Division is a component of Ecolab Inc. and certain of its wholly-owned indirect subsidiaries (hereafter referred to as the “Parent”) managed as a business by a single management team. The accompanying combined financial statements reflect the assets, liabilities, revenues and expenses directly attributed to the Vehicle Care Division business (hereafter referred to as the “Company”), as well as certain allocations by the Parent. The Company is a leading provider of commercial vehicle care solutions in the U.S., Canada, Australia and New Zealand. The Company’s products are used in commercial vehicle wash operations.

2.              Basis of Preparation and Significant Accounting Policies

Basis of Preparation

These combined financial statements reflect the historical financial position, results of operations, Parent company equity and cash flows of the Company for the period presented. The historical financial statements reflect the amounts that have been “carved-out” from the Parent’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles and reflect assumptions and allocations made by the Parent to depict the Company on a stand-alone basis. As a result, the combined financial statements included herein may not necessarily be indicative of the Company’s financial position, results of operations, or cash flows had the Company operated as a stand-alone entity during the period presented.

The combined financial statements were prepared using the historical records of the assets and liabilities of the Company, and the historical combined financial statements include all sales, costs, assets and liabilities directly attributable to it. In addition, certain expenses reflected in the combined financial statements include allocations of corporate expenses from the Parent, which in the opinion of management are reasonable (refer to Note 9).

All such costs and expenses have been deemed to have been paid by the Company to Parent in the period in which the costs were incurred.  The Parent’s equity in the Company as shown in the Combined Financial Position includes amounts due to and from the Company along with intercompany receivables and payables with the Parent.

The Parent uses a centralized approach to cash management and financing its operations. Transactions between the Parent and the Company are accounted for through the Parent’s net investment in the Company.  Accordingly, none of the cash, cash equivalents, debt or related interest expense at the corporate level has been assigned to the Company in the combined financial statements.

Use of Estimates

The preparation of the Company’s financial statements requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates. The Company’s critical accounting estimates include the valuation of goodwill as well as the useful lives of intangible assets.  See further discussion within this footnote.

Separation Costs

We have incurred separation costs in connection with the separation of the Company from Ecolab, largely comprised of legal and accounting services. Our 2012 results include separation costs of $785 included in SG&A.

Foreign Currency Translation

Financial position and reported results of operations of the Company’s international subsidiaries are measured using local currencies as the functional currency. Assets and liabilities of these operations are translated at the exchange rates in effect at each fiscal year end. The translation adjustments related to assets and liabilities that

Vehicle Care Division

Notes to Combined Financial Statements

For the nine months ended September 30, 2012

(Thousands of U.S. dollars unless otherwise indicated)

arise from the use of differing exchange rates from period to period are included in net investment in parent.  Income statement accounts are translated at average rates of exchange prevailing during the year. The Company evaluates its international operations based on fixed rates of exchange; however, the different exchange rates from period to period impact the amount of reported income from consolidated operations.

Concentration of Credit Risk

Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed to perform as contracted. The Company believes the likelihood of incurring material losses due to concentration of credit risk is remote. The principal financial instruments subject to credit risk are as follows:

Centrally Pooled Cash — As the Parent uses a centralized cash management system, there is no cash held locally by the Company.  Transactions between the Parent and the Company are accounted for through Parent company investment.  Therefore, no cash is included in the combined balance sheet.  There is no debt specifically related to the operations of the Company, and therefore none has been attributed to the Company’s combined financial statements.  Interest expense was not historically allocated to the Company and therefore is not reflected in the combined statement of operations.

Accounts Receivable - The Company’s credit policies and credit lines, limit credit risk. Based on historical trends and experiences, the allowance for doubtful accounts is adequate to cover potential credit risk losses.

Accounts Receivable and Allowance For Doubtful Accounts

Accounts receivable are carried at their face amounts less an allowance for doubtful accounts. Accounts receivable are recorded at the invoiced amount and generally do not bear interest. The Company estimates the balance of allowance for doubtful accounts by analyzing accounts receivable balances by age and applying historical write-off and collection trend rates. The Company’s estimates include separately providing for customer balances based on specific circumstances and credit conditions, and when it is deemed probable that the balance is uncollectible. Account balances are charged off against the allowance when it is determined the receivable will not be recovered.

The following table summarizes the activity in the allowance for doubtful accounts:

Beginning balance - December 31, 2011	$186
Bad debt expense	90
Write-offs	(123)
Ending balance - September 30, 2012	$153

Inventory Valuations

Inventories are valued at the lower of cost or market. Certain U.S. inventory costs, are determined on a last-in, first-out (“LIFO”) basis. LIFO inventories represented 52% of consolidated inventories as of September 30, 2012. All other inventory costs are determined using either the average cost or first-in, first-out (“FIFO”) methods. The excess of replacement/current costs over LIFO is $572.  The inventory balance as of September 30, 2012 included $280 of raw materials.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Merchandising and customer equipment consists principally of various systems that dispense the Company’s cleaning and sanitizing products and process control and monitoring equipment. The dispensing systems capitalized by the Company are accounted for on a mass asset basis, whereby equipment is capitalized and depreciated as a group and written off when fully depreciated. Expenditures for major renewals and improvements, which significantly extend the useful lives of existing plant

Vehicle Care Division

Notes to Combined Financial Statements

For the nine months ended September 30, 2012

(Thousands of U.S. dollars unless otherwise indicated)

and equipment, are capitalized and depreciated. Expenditures for repairs and maintenance are charged to expense as incurred. Upon retirement or disposition of plant and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in income.

Depreciation is charged to operations using the straight-line method over the assets’ estimated useful lives ranging from 3 to 11 years for merchandising and customer equipment, 5 to 11 years for furniture, fixtures and trade show booths.  Total depreciation expense was $767 for the nine months ended September 30, 2012.

The Company’s Property plant and equipment are comprised of the following:

September 30, 2012
Merchandising and equipment	$6,172
Furniture and fixtures	45
Trade show booths	31
Total Property, plant and equipment	6,248
Accumulated depreciation	(3,169)
Total	$3,079

Goodwill and Other Intangible Assets

Goodwill represents the excess of the purchase price over the fair value of identifiable net assets acquired. The Company tests goodwill for impairment on an annual basis during the second quarter and incorporated the new qualitative assessment guidance discussed in Note 3.  If circumstances change significantly, the Company would also test its goodwill for impairment during interim periods between the annual tests. An impairment charge is recognized for the amount, if any, by which the carrying amount of goodwill exceeds its implied fair value. The fair value of the Company is established using a discounted cash flow method.  Based on the Company’s testing, there has been no impairment of goodwill during the nine months ended September 30, 2012.

Other intangible assets subject to amortization primarily include trademarks and patents. The fair value of identifiable intangible assets is estimated based upon discounted future cash flow projections and other acceptable valuation methods. Other intangible assets are amortized on a straight-line basis over their estimated economic lives. The gross carrying value for trademarks and patents as of September 30, 2012 was $17,271 and $596, net of $9,426 and $167 accumulated amortization, respectively.

The weighted-average useful life by type of amortizable asset at September 30, 2012 is as follows:

Trademarks	25 years
Patents	17 years

The straight-line method of amortization reflects an appropriate allocation of the cost of the intangible assets to earnings in proportion to the amount of economic benefits obtained by the Company in each reporting period. The Company evaluates the remaining useful life of its intangible assets that are being amortized each reporting period to determine whether events and circumstances warrant a change to the remaining period of amortization. If the estimate of an intangible asset’s remaining useful life is changed, the remaining carrying amount of the intangible asset will be amortized prospectively over that revised remaining useful life. Total amortization expense related to other intangible assets during the last nine months and future estimated amortization is as follows:

Vehicle Care Division

Notes to Combined Financial Statements

For the nine months ended September 30, 2012

(Thousands of U.S. dollars unless otherwise indicated)

2012	$533
2013	715
2014	715
2015	715
2016	715
Thereafter	4,881

Impairment of Long-Lived Assets

The Company periodically reviews its long-lived and amortizable intangible assets for impairment and assesses whether significant events or changes in business circumstances indicate that the carrying value of the assets may not be recoverable. An impairment loss may be recognized when the carrying amount of an asset exceeds the anticipated future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. The amount of the impairment loss to be recorded, if any, is calculated by the excess of the asset’s carrying value over its fair value.

Income Taxes

Income taxes are recognized during the period in which transactions enter into the determination of financial statement income, with deferred income taxes being provided for the tax effect of temporary differences between the carrying amount of assets and liabilities and their tax bases. The Company records a valuation allowance to reduce its deferred tax assets when uncertainty regarding their realizability exists.  Deferred income taxes are provided on the undistributed earnings of foreign subsidiaries except to the extent such earnings are considered to be permanently reinvested in the subsidiary.

The income taxes have been prepared on a separate return basis as if the Company was a stand-alone entity. Historically, the Company was included in tax filings with other entities of the Parent. The Parent’s global tax structure and model has been developed based on its entire portfolio of businesses. Accordingly, the Company’s tax results as presented are not reflective of the results that the Company will generate in the future or would have generated on a stand-alone basis.

The Company does not maintain taxes payable to/from its Parent, and the Company is deemed to settle the current tax balances immediately with the legal taxpaying entities in the respective jurisdictions. These settlements are reflected as changes in parent company investment.

The Company records liabilities for income tax uncertainties in accordance with the recognition and measurement criteria prescribed in authoritative guidance issued by the Financial Accounting Standards Board (“FASB”).

Other Current Liabilities

September 30, 2012
Other current liabilities consist of the following:
Accrued Workers’ Compensation	$730
Accrued Corporate Accounts	518
Sales and Use Tax Payable	237
Other	824
Total	$2,309

Vehicle Care Division

Notes to Combined Financial Statements

For the nine months ended September 30, 2012

(Thousands of U.S. dollars unless otherwise indicated)

Revenue Recognition

The Company recognizes revenue on product sales at the time evidence of an arrangement exists, title to the product and risk of loss transfers to the customer, the price is fixed and determinable and collection is reasonably assured. The Company’s sales policies do not provide for general rights of return. The Company records estimated reductions to revenue for customer programs and incentive offerings, including pricing arrangements, promotions and other volume-based incentives at the time the sale is recorded. The company also records estimated reserves for anticipated uncollectible accounts and for product returns and credits at the time of sale.

Share-Based Compensation

The Company measures compensation expense for share-based awards at fair value at the date of grant and recognizes compensation expense over the service period for awards expected to vest. Grants to retirement eligible recipients (age 55 with required years of service) are attributed to expense using the non-substantive vesting method and are fully expensed over a six month period following the date of grant. In addition, the Company includes a forfeiture estimate in the amount of compensation expense being recognized based on an estimate of the number of outstanding awards expected to vest.

Comprehensive Income

Comprehensive income includes net income and  foreign currency translation adjustments.

Advertising Costs

Costs incurred for producing and communicating advertising are expensed when incurred.  Advertising expenses amounted to $204 for the nine months ended September 30, 2012.

Research and Development Costs

Research and development (“R&D”) costs are expensed as incurred. The R&D costs incurred in the nine months ended September 30, 2012 were $716 and are presented within “Selling, general and administrative expenses” in the combined statement of operations.

3.              Recent Accounting Pronouncements

In May 2011, the FASB issued updated accounting guidance on fair value measurements. The updated guidance resulted in common fair value measurement and disclosure requirements between GAAP and International Financial Reporting Standards (“IFRS”). The Company adopted this guidance effective January 1, 2012. The adoption did not have a material impact on the disclosures of the Company’s  combined financial information.

In June 2011, and subsequently amended in December 2011, the FASB issued final guidance on the presentation of comprehensive income. Under the newly issued guidance, net income and comprehensive income may only be presented either as one continuous statement or in two separate, but consecutive statements. The Company adopted this guidance effective January 1, 2012, with comprehensive income shown on a separate statement immediately following the Combined  Statement of Income.

In September 2011, the FASB amended its guidance on the testing of goodwill impairment to allow an entity the option to first assess qualitative factors to determine whether performing the current two-step process is necessary. Under the new option, the calculation of the reporting unit’s fair value is not required unless as a result of the qualitative assessment, it is more likely than not that the fair value of the reporting unit is less than the unit’s carrying amount. The Company adopted this guidance effective with its annual goodwill impairment testing during the second quarter of 2012. The adoption did not have a material impact on the Company’s combined financial statements.

Vehicle Care Division

Notes to Combined Financial Statements

For the nine months ended September 30, 2012

(Thousands of U.S. dollars unless otherwise indicated)

In December 2011, the FASB issued a final standard on balance sheet offsetting disclosures. The standard requires disclosures to provide information to help reconcile differences in the offsetting requirements under U.S. GAAP and IFRS. This guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The Company is currently evaluating the impact of adoption.

No other new accounting pronouncements issued or effective has had or is expected to have a material impact on the Company’s consolidated financial statements.

4.     Employee Benefit Plans

Defined Contribution Plan

Certain employees of the Company participate in a defined contribution savings plan administered by the Parent under Section 401(k) of the Internal Revenue Code.  The plan covers substantially all employees based in the United States of America who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis.  The Company matches a certain portion of employee contributions.  These matching contributions vest based upon an employee’s years of service and become fully vested after four years of service.  Matching contribution expense directly attributable to the Company’s employees and allocated corporate expense was $223 in the nine months ended September 30, 2012.

Defined Benefit Pension Plan

Certain employees of the Company participate in a defined benefit pension plan sponsored and administered by the Parent.  The pension plan calls for benefits to be paid to eligible employees at retirement, based primarily upon years of service and compensation rates near retirement.  The expense for Company employees who participate in this plan and allocated corporate expense was $438 in the nine months ended September 30, 2012.

Other Post-Retirement Benefits Plan

Certain employees of the Company participate in a defined post-retirement benefit plan sponsored and administered by the Parent which principally concerns itself with postretirement healthcare benefits.  The expense for Company employees who participate in this plan and allocated corporate expense was $59 in the nine months ended September 30, 2012.

5.     Share-based Compensation

The Parent maintains a number of equity-settled share-based compensation awards under which it receives services from the Company’s employees as consideration for equity instruments of the Parent.

The Parent’s equity compensation plans provide for grants of stock options, restricted stock awards and restricted stock unit awards. Common shares available for grant as of September 30, 2012 were 8,719,312. Common shares available for grant reflect 12 million shares approved by the Parent’s shareholders in 2010 for issuance under the plans. The Parent generally issues authorized but previously unissued shares to satisfy stock option exercises. The Parent has a share repurchase program and generally repurchases shares on the open market to help offset the dilutive effect of share-based compensation.

Prior to 2009, almost all awards granted were non-qualified stock options. Beginning in 2009, the Parent changed its annual long-term incentive share-based compensation program from 100% stock options to a new program where the value of awards granted is made up of 50% stock options and 50% performance-based restricted stock unit (“PBRSU”) awards.  During the nine month period ended September 30, 2012, the Parent had both stock options and PBRSU awards outstanding.

Vehicle Care Division

Notes to Combined Financial Statements

For the nine months ended September 30, 2012

(Thousands of U.S. dollars unless otherwise indicated)

Total compensation expense related to all share-based compensation plans for direct employees of the Company was $245 ($164 net of tax benefit), for the nine months ended September 30, 2012. Allocated share-based compensation expense from the Parent was $201 ($134 net of tax benefit) for the nine months ended September 30, 2012.

As of September 30, 2012, for direct employees of the Company, there was $179 of total measured but unrecognized compensation expense related to non-vested share-based compensation arrangements granted under all of the Parent’s plans. That cost is expected to be recognized over a weighted-average period of 0.8 years.

Stock Options

Options are granted to purchase shares of the Parent’s stock at the average daily share price on the date of grant. These options generally expire within ten years from the grant date. The Company recognizes compensation expense for these awards on a straight-line basis over the three year vesting period. Stock option grants to retirement eligible recipients are attributed to expense using the non-substantive vesting method.

A summary of stock option activity and average exercise prices is as follows:

			Weighted
		Weighted	Average	Aggregate
		Average	Remaining	Intrinsic
		Exercise	Term	Value
	Shares	Price	(in years)	(in thousands)
Outstanding at December 31, 2011	165,968	39.14	5.2	3,097
Exercised	51,399	31.52	—	1,648
Outstanding at September 30, 2012	114,569	42.55	5.3	2,550
Exercisable at September 30, 2012	89,297	40.01	4.4	2,215
Fully vested and expected to vest at September 30, 2012	113,305	42.45	5.3	2,533

Information related to stock options outstanding and stock options exercisable as of September 30, 2012, is as follows:

Options outstanding

Range of	Options	Weighted Average Remaining	Weighted Average Exercise
Exercise Prices	Outstanding	Contractual Life	Price
24.34-34.50	32,900	2.4	$33.43
35.63-45.24	30,567	5.2	40.79
45.67-55.60	51,102	7.3	50.19
	114,569

Vehicle Care Division

Notes to Combined Financial Statements

For the nine months ended September 30, 2012

(Thousands of U.S. dollars unless otherwise indicated)

Options Exercisable

Range of	Options	Weighted Average Remaining	Weighted Average Exercise
Exercise Prices	Exercisable	Contractual Life	Price
24.34-34.50	32,900	2.4	$33.43
35.63-45.24	30,567	5.2	40.79
45.67-55.60	25,830	6.0	48.43
	89,297

The total intrinsic value of options (the amount by which the stock price exceeded the exercise price of the option on the date of exercise) that were exercised during the nine months ended September 30, 2012 was $1,648.

The lattice (binomial) option-pricing model is used to estimate the fair value of options at grant date. The Company’s primary employee option grant occurs during the fourth quarter.  Assumptions that are part of the lattice (binomial) option-pricing model include the risk-free rate, expected life of the options, expected stock price volatility and expected dividend yield.  The risk-free rate of return is determined based on a yield curve of U.S. treasury rates from one month to ten years and a period commensurate with the expected life of the options granted. Expected volatility is established based on historical volatility of the Parent’s stock price. The expected dividend yield is determined based on the Parent’s annual dividend amount as a percentage of the average stock price at the time of the grant. No employee options have been granted to employees of the Company during the nine months ended September 30, 2012, as such no option valuations have been calculated.

PBRSU’s

The expense associated with PBRSU awards is based on the average of the high and low share price of the Parent’s common stock on the date of grant, adjusted for the absence of future dividends. The awards vest based on the Parent achieving a defined performance target and with continued service for a three year period. Upon vesting, the Parent issues shares of its common stock such that one award unit equals one share of common stock. The Parent assesses the probability of achieving the performance target and recognizes expense over the three year vesting period when it is probable the performance target will be met. PBRSU awards granted to retirement eligible recipients are attributed to expense using the non-substantive vesting method. The awards are generally subject to forfeiture in the event of termination of employment.

A summary of non-vested PBRSU awards and restricted stock activity is as follows:

		Weighted
		Average
		Grant-Date
	Shares	Fair Value
Outstanding at December 31, 2011	9,530	$47.37
Outstanding at September 30, 2012	9,530	47.37

Vehicle Care Division

Notes to Combined Financial Statements

For the nine months ended September 30, 2012

(Thousands of U.S. dollars unless otherwise indicated)

6.     Income Taxes

The income before income taxes of $6,483 consists of income from U.S. operations of $4,700 and income from Non-U.S operations of $1,783.

The components of income tax expense for the nine months ended September 30, 2012 are as follows:

September 30, 2012
Current
U.S. Federal	$886
U.S. State	182
Non-U.S.	472
$1,540

Deferred
U.S. Federal	$548
U.S. State	63
Non-U.S.	2
$613
Total provision for income taxes	$2,153

The Company’s overall net deferred tax assets and deferred tax liabilities as of September 30, 2012 were comprised of the following:

September 30, 2012
Reserves	$574
Equity compensation	500
Non-U.S.	42
Total deferred tax assets	$1,116

Other identifiable intangible assets	$(2,388)
Goodwill	(2,374)
Accrued and prepaid expenses	(14)
Other long-lived assets	(756)
Non-U.S.	(3)
Total deferred tax liabilities	(5,535)
Net deferred tax liability	$(4,419)

In the combined balance sheet, deferred tax assets and liabilities are shown net if they are in the same jurisdiction.  The components of the net deferred tax liability as reported on the combined balance sheet as of September 30, 2012 are as follows:

September 30, 2012
Current deferred tax asset	$549
Non-current deferred tax liability	(4,968)
Net deferred tax liability	$(4,419)

Vehicle Care Division

Notes to Combined Financial Statements

For the nine months ended September 30, 2012

(Thousands of U.S. dollars unless otherwise indicated)

The Company is required to assess the realization of its deferred tax assets and the need for a valuation allowance on a stand-alone basis.  The assessment requires judgment on the part of management with respect to benefits that could be realized from future taxable income, as well as other positive and negative factors influencing the realization of deferred tax assets.  The Company determined that it is more likely than not to realize its deferred tax assets.

A reconciliation of the statutory U.S. federal income tax rate to the Company’s effective tax rate is as follows:

September 30, 2012
U.S. federal Statutory rate	34.0%
U.S. state and local tax	2.8%
Non-U.S. operations	(2.0)%
Domestic Manufacturer’s Deduction	(2.0)%
Meals and Entertainment	0.4%
Effective rate	33.2%

At September 30, 2012, the Company does not directly own any of the non-US subsidiaries.  These subsidiaries are directly owned by the Parent who does not intend to bring back prior period earnings and allocate them to the Company.  As such, it is not practical  at this time to estimate the amount of additional taxes that might be payable on undistributed earnings of non-US subsidiaries owned by the Parent.

The Company’s Parent files income tax returns in the U.S. federal jurisdiction and various U.S. state and international jurisdictions. With few exceptions, the Parent is no longer subject to state and foreign income tax examinations by tax authorities for years before 2005. The Internal Revenue Service (IRS) has completed examinations of the Company’s U.S. federal income tax returns through 2004. The Parent’s legacy Ecolab U.S. income tax returns for the years 2009 and 2010 are currently under audit.  In addition to the U.S. federal examination, there is limited audit activity in several U.S state and foreign jurisdictions.  The Parent anticipates changes to its uncertain tax positions due to closing of various audit years mentioned above.  The Parent believes these changes or the occurrence of other events within the next twelve months could result in an allocation of taxes to the Company, resulting in different amounts from above.

A reconciliation of the beginning and ending amount of gross liability for unrecognized tax benefits is as follows:

September 30, 2012
Balance at beginning of period	$65
Gross increases - tax positions in current period	15
Balance at end of period	$80

Included in the gross liability for unrecognized tax benefits balances at September 30, 2012 and December 31, 2011 are $80 and $65, respectively, of tax positions that, depending on the ultimate resolution and allocation by the Parent, could impact the annual effective tax rate in future periods.  The Company was allocated $3 and $1  in interest expense related to uncertain tax positions for the nine months ended September 30, 2012 and as of January 1, 2012, respectively.  The Company recognizes both penalties and interest accrued related to unrecognized tax benefits in the Company’s provision for income taxes.

Vehicle Care Division

Notes to Combined Financial Statements

For the nine months ended September 30, 2012

(Thousands of U.S. dollars unless otherwise indicated)

7.     Leases

The Company leases vehicles and other equipment under operating leases. Rental expense under all operating leases was $325 in the nine months ended September 30, 2012.

The Company enters into operating leases for vehicles whose non-cancelable terms are one year or less in duration with month-to-month renewal options. The Company estimates payments under such leases will approximate $436 in 2013. These vehicle leases have guaranteed residual values that have historically been satisfied primarily by the proceeds on the sale of the vehicles.

8.              Commitments and Contingencies

The Company is subject to various claims and contingencies related to, among other things, workers compensation, general liability (including product liability), automobile claims, health care claims, environmental matters, income taxes and lawsuits. The Company also has contractual obligations including lease commitments.

The Company records liabilities where a contingent loss is probable and can be reasonably estimated. If the reasonable estimate of a probable loss is a range, the Company records the most probable estimate of the loss or the minimum amount when no amount within the range is a better estimate than any other amount. The Company discloses a contingent liability even if the liability is not probable or the amount is not estimable, or both, if there is a reasonable possibility that a material loss may have been incurred.

Insurance

The Parent of the Company is self-insured for casualty and property losses, workers compensation claims and health care claims. The Company is charged for claims that are directly related to the claims attributable to the Company. The Company determines its expenses for claims incurred but not reported on an actuarial basis at the Parent level and allocated to the Company based on headcount.

Lease Commitments

Information on the Company’s lease commitments and future minimum rental commitments under non-cancelable operating leases are disclosed in Note 7.

Litigation

The Parent and certain subsidiaries which may include Vehicle Care are party to various lawsuits, claims and environmental actions that have arisen in the ordinary course of business. These include from time to time antitrust, commercial, patent infringement, product liability and wage hour lawsuits, as well as possible obligations to investigate and mitigate the effects on the environment of the disposal or release of certain chemical substances at various sites, such as Superfund sites and other operating or closed facilities. The Company has established accruals for certain lawsuits, claims and environmental matters. The Company currently believes that there is not a reasonably possible risk of material loss in excess of the amounts accrued related to these legal matters. Because litigation is inherently uncertain, and unfavorable rulings or developments could occur, there can be no certainty that the Company may not ultimately incur charges in excess of presently recorded liabilities. A future adverse ruling, settlement or unfavorable development could result in future charges that could have a material adverse effect on the Company’s results of operations or cash flows in the period in which they are recorded. The Company currently believes that such future charges related to suits and legal claims, if any, would not have a material adverse effect on the Company’s consolidated financial position.

Vehicle Care Division

Notes to Combined Financial Statements

For the nine months ended September 30, 2012

(Thousands of U.S. dollars unless otherwise indicated)

9.              Related Party Transactions

The combined financial statements include expense allocations for certain functions provided by the Parent, including, but not limited to, general corporate expenses related to finance, legal, information technology, human resources, communications, ethics and compliance and employee benefits and incentives. These expenses have been allocated to the Company on the basis of direct usage when identifiable, with the remainder allocated on the basis of revenue, headcount or other measures. During the nine months ended September 30, 2012 the Company was allocated the following general corporate and other expenses incurred by Ecolab, which are included in the combined statement of operations as follows:

September 30, 2012
Allocation of General Corporate and Other Expenses
Cost of sales	$4,580
Sales, general and administrative expenses	3,015
Total Overhead and Other Expenses	$7,595

Cost of sales reflects the costs of both purchasing finished goods from third party manufacturers and an allocation of internal costs associated with the manufacturing of inventory at the Parent’s central manufacturing facilities.

The Sales, general and administrative expense allocations have been determined on a basis that both the Parent and Company consider to be a reasonable reflection of the utilization of services provided or the benefit received by the Company during the periods presented. The allocations may not, however, reflect the expense the Company would have incurred as an independent business for the period presented. Actual costs that may have been incurred if the Company had been operating on a stand-alone basis would depend on a number of factors, including the chosen organization structure, what functions were outsourced or performed by employees and strategic decisions made in areas such as information technology and infrastructure.

Parent Investment in the Company

It is not meaningful to show share capital or retained earnings for the Company. The net assets are represented by the net investment of Parent, which comprises share capital and retained earnings of the Company after eliminating investments and transactions between the Company, Parent or its subsidiaries.

All significant intercompany transactions between the Parent and Company have been included in these combined financial statements and are considered to be effectively settled for cash at the time the transaction is recorded. The total net effect of the settlement of these intercompany transactions is reflected in the combined statements of cash flows as a financing activity and in the combined statements of changes in parent company.

10.       Subsequent Event

Effective December 1, 2012, the assets and liabilities of the Vehicle Care division of Ecolab were sold to Zep, Inc. for an estimated sale price of $117 million. Certain assets and liabilities were excluded from the deal, including inventory, existing accounts payable and compensation-related liabilities existing prior to close. Ecolab, Inc. and Zep, Inc. also entered into a transition service agreement were certain supply chain and back-office services will be performed by Ecolab, Inc. on behalf of Zep, Inc. for up to 12 months. Upon completion of the transition service agreement, Zep, Inc. will purchase any remaining inventory in process.